UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2023

Bellicum Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3730 Kirby Drive, Ste. 1200, Houston, TX 77098
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 281-454-3424

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BLCM	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 18, 2023, The Board of Regents of The University of Texas System publicly disclosed an agenda of the subjects it will consider at its open meeting later in August 2023, including the agenda item set forth below:

“U. T. M. D. Anderson Cancer Center: Discussion and appropriate action regarding legal issues associated with the purchase and acquisition of certain assets from Bellicum Pharmaceuticals, Inc. for mission related purposes.”

Bellicum Pharmaceuticals, Inc. (the “Company”) confirms that the Company is engaged in discussions with The University of Texas M.D. Anderson Cancer Center (“MDACC”) regarding the potential sale of certain assets of the Company to MDACC. However, no definitive agreement regarding such sale has been entered into and there can be no assurance that any definitive agreement for such sale will be reached. The Company will not comment on the terms of any potential transaction outside of any subsequent public announcement.

The information in this Item 7.01 are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. These forward-looking statements consist of statements regarding the potential sale of certain of the Company’s assets to MDACC. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to, the following risks and uncertainties: the parties may not agree on the terms or may not otherwise pursue a transaction for any reason or for no reason at all and, even if pursued, the transaction may not be consummated in a timely manner or at all; either party’s inability to satisfy any closing conditions to such a sale, such as failure to obtain any requisite approval of the Company’s stockholders; the possibility that, even if any potential transaction with MDACC were consummated, the Company may still cease operations and the board of directors of the Company may choose to liquidate, dissolve or wind up the Company; in the event of any liquidation, deemed liquidation (including the sale of a majority of the common stock of the Company or all or substantially all of the Company’s assets), dissolution or winding up of the Company, the amount of cash available for distribution to the Company’s common stockholders may be limited and will depend heavily on the timing of such event, the amount of cash that will need to be reserved for commitments and contingent liabilities, and the payment of the liquidation preference applicable to the Company’s Series 1 preferred stock in connection with such events which, as of June 30, 2023, would entitle the Company’s preferred stockholders to receive an aggregate of $45,200,000 before any payments are made to common stockholders; such liquidation preference amount may exceed the amount of cash (including any proceeds from a transaction) available for distribution to the Company’s stockholders in connection with any liquidation, deemed liquidation, dissolution or winding up of the Company and the amount available for distribution to the Company’s common stockholders could be as low as $0.00 (and result in a total loss of investment to the Company’s common stockholders); and the risks set forth under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements are applicable only as of the date on which they are made, and the Company does not assume any obligation to update any forward-looking statements, except as may be required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bellicum Pharmaceuticals, Inc.

Dated: August 21, 2023	By:	/s/ Richard A. Fair
Richard A. Fair
Principal Executive and Financial Officer